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                                                                       Exhibit 4

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                                  _________ , 2004

Investors Bank & Trust Company
John Hancock Tower
200 Clarendon Street
Boston, MA 02116

Re: Amendment to the Transfer Agency and Service Agreement (the "Agreement"), dated August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC (formerly, Grantham, Mayo, Van Otterloo & Co.) and Investors Bank & Trust Co., as amended.

Ladies and Gentlemen:

      Pursuant to Article 17 of the Agreement, GMO Trust (the "Trust") hereby notifies you that it has created one new series of shares, namely, the "GMO Growth Fund II" (the "New Fund"), with respect to which the Trust and the Manager (as defined in the Agreement) desire that you serve as transfer agent under the terms of the Agreement.

      If you agree to so serve as transfer agent for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                     Sincerely,

                                     GMO TRUST

                                     By: _______________________________
                                         Name:  Elaine M. Hartnett
                                         Title: Vice President and Secretary

                                     GRANTHAM, MAYO,
                                     VAN OTTERLOO & CO. LLC

                                     By: _______________________________
                                         Name:  Elaine M. Hartnett
                                         Title: Associate General Counsel

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Investors Bank & Trust Company        - 2                       __________, 2004

The foregoing is hereby
accepted and agreed.

INVESTORS BANK & TRUST COMPANY

By: ___________________________
      Name:
      Title: